Exhibit 99.1

Trex Company Announces First-Quarter 2011 Sales of $69.0 Million and EPS of $0.30

WINCHESTER, Va.--(BUSINESS WIRE)--May 2, 2011--Trex Company, Inc. (NYSE: TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the first quarter ended March 31, 2011.

Net sales for the first quarter of 2011 totaled $69.0 million compared to net sales of $66.3 million for the 2010 first quarter. The Company reported net income of $5.1 million, or $0.30 per diluted share, for the 2011 period compared to a net loss of $5.5 million, or $0.36 per diluted share, for the 2010 period. The 2011 results reflect a favorable resolution of uncertain tax positions that positively impacted income taxes by $2.6 million. Excluding this adjustment, net income was $2.5 million and earnings per share were $0.15 per diluted share.

“Following our record-setting fourth-quarter sales in 2010, Trex delivered another strong performance,” stated Chairman, President and CEO Ronald W. Kaplan “Sales continued at a solid pace and our bottom line benefited substantially from the elimination of the Trex Transcend® start-up costs and overall manufacturing efficiency improvements. In fact, our total decking manufacturing yields reached an all-time high in the first quarter, helping us achieve a gross margin of 33.4%.

“In the first quarter, we began shipping our new Transcend tropical decking colors, which offer the beauty of Brazilian hardwood and the same ultra-low-maintenance features of our original Transcend product offering. They’ve been well received in the market place and will contribute to our growth in the ultra-low maintenance category.

“This morning, we announced our acquisition of Iron Deck Corporation, a manufacturer of steel framing systems. We will make the steel deck framing at our Nevada and Virginia facilities, marketing it under the brand name Trex Elevations™. This product extension will enable us to continue gaining market share in the rapidly growing ultra-low-maintenance category while positioning Trex for expansion into the $1.9 billion deck substructure market. The transaction perfectly meets our acquisition criteria regarding consumer needs, strategic fit and shareholder value.

“Based on the market demand we are currently seeing and our strong sales performance in the full early buy season, we expect net sales of approximately $115 million for the second quarter of 2011. This would represent a trailing nine-month growth rate of approximately 11%.”

First-Quarter-2011 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter-2011 results on Monday, May 2, 2011 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 and reference conference ID #60616862. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on Monday, May 2, 2011. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #60616862.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011 discusses some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 5,500 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net sales	$69,006	$66,340

Cost of sales	45,977	51,126

Gross profit	23,029	15,214

Selling, general and administrative expenses	16,657	17,053

Income (loss) from operations	6,372	(1,839)

Interest expense, net	3,963	3,803

Income (loss) before income taxes	2,409	(5,642)

Provision (benefit) for income taxes	(2,648)	(134)

Net income (loss)	$5,057	$(5,508)

Basic income (loss) per common share	$0.33	$(0.36)

Basic weighted average common shares outstanding	15,292,959	15,142,665

Diluted income (loss) per common share	$0.30	$(0.36)

Diluted weighted average common shares outstanding	16,823,788	15,142,665

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	31-Mar-11	31-Dec-10

ASSETS
Current assets:

Cash and cash equivalents	$12,014	$27,270
Accounts receivable, net	52,945	53,332
Inventories	39,606	29,021
Prepaid expenses and other assets	1,583	1,539
Income taxes receivable	87	70
Deferred income taxes	949	1,004
Total current assets	107,184	112,236
Property, plant and equipment, net	124,480	126,857
Goodwill	6,837	6,837
Other assets	1,578	1,885
Total assets	$240,079	$247,815
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$17,232	$15,107
Accrued expenses	13,400	23,479
Accrued warranty	6,232	7,003
Current portion of long-term debt	84,564	590
Total current liabilities	121,428	46,179
Deferred income taxes	3,791	3,614
Accrued taxes	319	3,126
Non-current accrued warranty	6,636	7,469
Debt-related derivatives	-	312
Long-term debt	-	84,193
Total liabilities	132,174	144,893
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,554,843 and 15,458,002 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	156	155
Additional paid-in capital	98,646	98,905
Accumulated other comprehensive loss	-	(184)
Retained earnings	9,103	4,046
Total stockholders’ equity	107,905	102,922
Total liabilities and stockholders’ equity	$240,079	$247,815

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

OPERATING ACTIVITIES
Net income (loss)	$5,057	$(5,508)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,218	7,510
Other non-cash charges, net	930	1,061
Changes in operating assets and liabilities	(22,614)	(41,543)

Net cash used by operating activities	$(9,409)	$(38,480)

INVESTING ACTIVITIES	$(2,248)	$(2,659)

FINANCING ACTIVITIES	$(3,599)	$27,240

Net decrease in cash and cash equivalents	$(15,256)	$(13,899)
Cash and cash equivalents at beginning of period	$27,270	$19,514

Cash and cash equivalents at end of period	$12,014	$5,615

CONTACT:
Trex Company, Inc.
James Cline
Chief Financial Officer
540-542-6300
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777